Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of February 20, 2018 by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and Mark Zoradi (“Executive”).

PRELIMINARY STATEMENTS

A.    The Company and Executive are parties to that certain Amended and Restated Employment Agreement made and entered into as of February 19, 2016, by and between the Company and Executive (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

B.    The Company and Executive have agreed to amend the Agreement as hereinafter set forth.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive agree as follows:

1.	Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2. The term of Executive’s employment under this Agreement (the “Term”) shall commence on the Effective Date and shall continue until December 31, 2019. Any references in this Agreement to the “balance of Term” shall mean the period of time remaining until the end of the Term.”

2.	Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative and Executive has executed this Amendment, effective as of the date first above written.

COMPANY:		EXECUTIVE:

CINEMARK HOLDINGS, INC.		Mark Zoradi

By:	/s/ Michael Cavalier	By:	/s/ Mark Zoradi
Name: Michael Cavalier
Title: Executive Vice President – General Secretary